UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 17, 2012

Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 795-1800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e)	Departure of Directors or Principal Officers; Election of Directors; Appointment if Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2012, the stockholders of Emergent BioSolutions Inc. (the “Company”) approved the Company’s Second Amended and Restated 2006 Stock Incentive Plan  (the "Amended Plan"). In addition, the stockholders approved the creation of the Company’s 2012 Employee Stock Purchase Plan (the “ESPP”). The board of directors adopted the Amended Plan and the ESPP on March 6, 2012, subject to stockholder approval.

Descriptions of the terms and conditions of the Amended Plan and the ESPP are set forth in the Company's definitive proxy statement on Schedule 14A (the "Proxy Statement") filed with the Securities and Exchange Commission on April 6, 2012 and are incorporated herein by reference. Such descriptions are qualified entirely by reference to the actual terms of the Amended Plan, a copy of which is filed as Appendix A to the Proxy Statement, and the actual terms of the ESPP, a copy of which is filed as Appendix B to the Proxy Statement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2012 Annual Meeting of Stockholders on May 17, 2012.  A total of 34,622,141 shares of the Company’s common stock were present or represented by proxy at the meeting, which represented approximately 95.77% of the Company’s 36,150,225 shares of common stock that were outstanding and entitled to vote at the meeting as of the record date of March 19, 2012. The stockholders considered the five proposals outlined below, each of which is described in more detail in the Company’s definitive proxy statement dated April 6, 2012.

Proposal 1: The election of Daniel J. Abdun-Nabi, Dr. Sue Bailey and John E. Niederhuber, M.D. to serve as Class III directors, each for a term of three years. The votes were cast as follows:

Nominees	For	Withheld
Daniel J. Abdun-Nabi	32,055,616	317,471
Dr. Sue Bailey	32,049,439	323,648
John E. Niederhuber, M.D.	31,639,370	733,717

All three director nominees were duly elected.

Proposal 2: The ratification of the selection by the audit committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The votes were cast as follows:

For	Against	Abstaining
34,430,959	50,670	140,512

Proposal 2 was approved.

Proposal 3: To cast an advisory vote to approve the compensation of the Company’s named executive officers. The votes were cast as follows:

For	Against	Abstaining	Broker Non-Votes
23,922,422	6,707,605	1,743,040	2,249,054

Proposal 3 was approved.

Proposal 4: To approve the Company’s Second Amended and Restated 2006 Stock Incentive Plan, which was proposed primarily for, among other purposes, increasing the number of shares authorized for issuance under the Amended and Restated 2006 Incentive Plan by 2,500,000 shares. The votes were cast as follows:

For	Against	Abstaining	Broker Non-Votes
25,725,698	4,905,290	1,742,099	2,249,054

Proposal 4 was approved.

Proposal 5: To approve the Company’s 2012 Employee Stock Purchase Plan.  The votes were cast as follows:

For	Against	Abstaining	Broker Non-Votes
30,501,748	128,266	1,743,073	2,249,054

Proposal 5 was approved.

No other matters were submitted for stockholder action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2012	EMERGENT BIOSOLUTIONS INC.
	By:	/s/R. Don Elsey R. Don Elsey Chief Financial Officer